UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 18, 2008

Corinthian Colleges, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-25283	33-0717312
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Hutton Centre Drive, Suite 400, Santa Ana, California		92707
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(714) 427-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 18, 2008, the Board of Directors of Corinthian Colleges, Inc. (the "Company") appointed Peter Waller as a new Class I director. Mr. Waller is currently President and Chief Operating Officer of the Company, a position he has held since February 2006.

Also on August 18, 2008, the Board of Directors of the Company elected Jack D. Massimino as its Chairman. Mr. Massimino, who has served as a director of the Company since February 1999 and as the Chief Executive Officer of the Company since November 2004, succeeds Terry O. Hartshorn as Chairman. Mr. Hartshorn will serve as the lead independent director of the Board.

A press release dated August 21, 2008, announcing Mr. Waller's appointment to the Company's Board and Mr. Massimino's election as Chairman of the Board, is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 18, 2008, the Board of Directors of the Company approved an amendment and restatement of the Company's Bylaws, which changes were effective immediately upon approval. The specific amendments to the Bylaws are described in detail below. Section numbers included herein refer to the sections of the Bylaws as amended and restated.

Article II, Sections 2.1, 2.2, 2.3 and 2.4 of the Bylaws were amended to provide the Company additional flexibility with respect to the manner and place at which a meeting of stockholders of the Company is required to be held, including permitting a meeting to be held by means of remote communication. The quorum requirement in Section 2.6 and the voting standards in Section 2.7 of the Bylaws have been amended to conform to the default quorum and voting standards of the Delaware General Corporation Law.

Article II, Section 2.11, as amended, now requires any stockholder that submits notice of business to be considered at an annual meeting to disclose whether or not the stockholder holds any derivative positions or has engaged in any hedging or other transactions that impacts voting power or economic interest with respect to the Company’s securities.

Article III, Section 3.3 has been amended to clarify the power of directors to fill vacancies on the Company’s Board of Directors and the term of office of directors who are elected to fill Board vacancies. The changes to Sections 3.6 and 3.8 explain the advance notice requirements with respect to meetings of the Company’s Board of Directors, and the amendments to Sections 3.10 and Article IX, Section 9.3 clarify that director action by unanimous written consent and waivers of meeting notice from directors can be provided electronically.

The amended Article V, Section 5.1 provides detail surrounding which officers of the Company, besides the Board of Directors, have the power to appoint and remove other officers of the Company. The changes in Article VI, Sections 6.1 through 6.4 clarify the authority of the Company to issue uncertificated shares of the Company’s stock. Additional minor amendments and conforming changes were made that do not materially affect the substance of the Bylaws.

The foregoing summary of the amendments is qualified in its entirety by reference to the Amended and Restated Bylaws, effective as of August 18, 2008, which are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibits to this Current Report are listed in the Exhibit Index set forth elsewhere herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corinthian Colleges, Inc.

August 21, 2008	By:	Robert C. Owen

Name: Robert C. Owen
Title: Senior Vice President and Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated Bylaws of the Company approved August 18, 2008.
99.1	Text of press release of the Company issued August 21, 2008 announcing the appointment of Peter Waller to the Company’s Board of Directors and the election of Jack Massimino as the Chairman of the Company's Board of Directors.